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                                 LOAN AGREEMENT


     This LOAN AGREEMENT ("Agreement") is made and entered into as of this 20th day of August, 1999, by and between Value Partners, Ltd., a Texas Limited Partnership ("Lender") and Allstate Financial Corporation, a Virginia corporation ("Borrower").

                                 R E C I T A L S

     Borrower has requested that Lender loan to Borrower and Lender is willing to loan to Borrower the sum of $1,000,000.00 (the "Loan Amount") upon the terms and subject to conditions hereinafter set forth. To evidence this loan, Borrower shall execute that certain Promissory Note in the sum of $1,000,000.00 (the "Note") in the form attached hereto as Exhibit "A". This Agreement, the Note and the Notice, as that term is defined herein, and other documents required by the terms hereof shall be referred to collectively as the "Loan Documents". All exhibits attached hereto are by this reference incorporated herein. The term "Holder" or "holder", as used herein or in any of the Loan Documents, refers to the Lender and each successive owner and holder of the Note.

                                   AGREEMENT:

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, Lender and Borrower agree:

     1. Certain Terms Defined. The following terms (except as otherwise expressly provided or unless the context otherwise clearly requires) for all purposes of this Agreement and of any amendment hereto shall have the respective meanings specified in this Section 1. All other terms used in this Agreement which are defined in the Trust Indenture Act of 1939 ("TIA"), as amended, or the definitions of which in the Securities Act of 1933, as amended, are referred to in the TIA (except as herein otherwise expressly provided or unless the context otherwise requires) have the meanings assigned to such terms in said TIA and in said Securities Act as in force at the date of this Agreement. The words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision. The terms defined in this Section include the plural as well as the singular.

     "Affiliate" means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Borrower, except that Affiliate shall not include the Lender. For purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of a Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

     "Agent" means IBJ Whitehall Business Credit Corporation, as agent for the Senior Lenders pursuant to the Senior Loan Agreement and any successor thereto and, if the Senior Loan Agreement does not provide for an agent or representative of the Senior Lenders, the term "Agent" shall refer to the Senior Lenders (or any agent, trustee or other representative acting on their behalf).

     "Applicable Law" shall mean (i) the laws of the United States of America applicable to contracts made or performed in the State of Virginia, now or at any time hereafter prescribing maximum rates of interest or eliminating maximum rates of interest on loans and extensions of credit; (ii) laws of the state of Virginia, including, without limitation those applicable to transactions in the State of Virginia, and any items prescribing or eliminating maximum rate of interest on loans and extensions of credit; and (iii) any other laws at any time applicable to contracts made or performed in the State of Virginia, including those which permit a higher interest rate ceiling hereunder.

     "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) or corporate stock, whether common or preferred, including, without limitation, partnership interests, membership interests in limited liability companies and an ownership interest in joint stock companies.

     "GAAP" means United States of America Generally Accepted Accounting Principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession, as the same are in effect on the date hereof.

     "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness, and "Guaranteed" has a correlative meaning.

     "Indebtedness" means, with respect to any Person, without duplication, any indebtedness of such Person, whether or not contingent, in respect of borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or representing the balance deferred and unpaid of the purchase price of any property (including pursuant to capital leases), except any such balance that constitutes an accrued expense or less than sixty (60) days past due trade payable if and to the extent any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and also includes, to the extent not otherwise included, the Guarantee of items that would be included within this definition and all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on any asset or property (including, without limitation, leasehold interests and any other tangible or intangible property) of such Person, whether or not such Indebtedness is assumed by such Person or is not otherwise such Person's legal liability, PROVIDED that if the obligations so secured have not been assumed in full by such Person or are otherwise not such Person's legal liability in full, the amount of such Indebtedness for the purposes of this definition shall be limited to the lesser of the amount of such Indebtedness secured by such Lien or the fair market value of the assets or property securing such Lien. Notwithstanding the foregoing, the term "Indebtedness" shall not include deferred compensation arrangements that are not evidenced by bonds, notes, debentures or similar instruments, nor shall Indebtedness include reserves (cash or otherwise) or credit balances held by the Borrower or its Subsidiaries as security to be returned upon timely fulfillment of a client's contractual obligations.

     "Lien" means, with respect to any asset, any mortgage, including without limitation any multiple indebtedness mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

     "Non Borrowing Base Assets" means those assets of Borrower and Affiliates against which no Revolving Advances, Equipment Value Advances, or Inventory Advances (as those terms are defined in the Senior Loan Agreement) have been made or are outstanding under the Senior Loan Agreement.

     "Obligations" of a Person mean all loans, debts, liabilities and obligations, of every kind, nature and description, direct or indirect, secured or unsecured, joint, several, joint and several, absolute or contingent, due or to become due, now existing or hereinafter arising, contractual or tortious, liquidated or unliquidated, owing by such Person at any time, whether or not evidenced by any note, agreement or other instrument. This term includes, without limitation, all principal, interest, fees, charges, reimbursement obligations in respect of letters of credit, expenses, attorneys' fees and any other sum chargeable to such Person.

     "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "Senior Indebtedness" means all Obligations of any kind of the Borrower to the Senior Lenders and/or the Agent from time to time under or pursuant to the Senior Loan Agreement including, without limitation, all principal and interest (including all interest accruing after commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Borrower) accruing thereon, charges, expenses, fees and other sums chargeable to the Borrower by the Senior Lenders and/or by the Agent under or pursuant to the Senior Loan Agreement, and reimbursement, indemnity or other Obligations due and payable to the Senior Lenders and/or the Agent under or pursuant to the Senior Loan Agreement. Senior Indebtedness shall also include any Obligation of the Borrower incurred to refinance the Senior Indebtedness. Senior Indebtedness shall continue to constitute Senior Indebtedness, notwithstanding the fact that such Senior Indebtedness or any claim for such Senior Indebtedness is subordinated, avoided or disallowed under the Federal Bankruptcy Code or other applicable law.

     "Senior Lenders" means collectivelyany holder from time to time of all or any portion of the Senior Indebtedness.

     "Senior Loan Agreement" means (a) that certain Amended and Restated Revolving Credit and Security Agreement dated as of May 17, 1997, among the
Borrower, the Senior Lenders and the Agent, as amended, together with all documents related thereto, including without limitation, all promissory notes and security documents, in each case, as supplemented, amended, restated or otherwise modified from time to time; and (b) any and all agreements, documents and instruments related to or incurred in connection with, or extending the maturity of, refinancing, replacing or restructuring all or any portion of, the foregoing or the Obligations thereunder.

     "Stated Maturity" means the date which all remaining unpaid principal and interest of Indebtedness is due and payable pursuant to the terms of document(s) evidencing such Indebtedness.

     "Subsidiary" means any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more of the other Subsidiaries of that Person or a combination thereof.

     2. References in Loan Documents. All references in the Loan Documents to the Note shall henceforth include references to the Note, as such Note may, from time to time, be reaffirmed, amended, modified, reinstated, restated, extended, renewed, decreased, and/or increased.

     3. Execution of Documents. Subject to the terms and conditions set forth herein, Borrower will execute in favor of Lender the Note in the form attached hereto as Exhibit "A" and Borrower and Lender shall execute that certain Notice and Certification of No Oral Agreements in the form attached hereto as Exhibit "B" (the "Notice") together with such other documents as are necessary and related to this transaction.

     4. Agreement to Advance; Purpose. Upon Borrower's compliance with the requirements of Lender as set forth in this Agreement and subject to the terms and conditions hereof, Lender shall advance a total amount not to exceed $1,000,000.00, as evidenced by the Note, and Borrower shall repay such sums pursuant to the terms of the Loan Documents. The proceeds of this loan are to be used by Borrower in conformance with that certain Forbearance Agreement entered into as of August 1, 1999 between Borrower and the Senior Lenders. The Lender's obligation to fund this loan is conditioned upon the delivery to the Lender of an executed copy of the Forbearance Agreement, the terms and conditions of which are acceptable to Lender in its sole and absolute discretion.

     5. Confirmation of Rights. Lender shall have the right to exercise all rights and remedies of Lender under the Loan Documents and under applicable law upon the occurrence of any default or event of default under any of the Loan Documents and under any and all amendments or modifications to any of the Loan Documents or to the terms thereof.

     6. Representations and Warranties of Borrowers. Borrower represents and warrants to the Lender as follows:

          (a) Organization, Standing, etc. Borrower is a corporation duly organized, validly existing and in good standing under the laws of the state of Virginia and has all requisite corporate power and authority to own its assets and carry on its business as presently conducted. Borrower has all requisite corporate power and authority to (i) execute, deliver and perform its obligations under the Loan Documents, and (ii) execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with the Loan Documents.

          (b) Authorization and Execution. The execution, delivery and performance by Borrower of the Loan Documents has been duly and validly authorized and Borrower has the corporate power and authority to execute, deliver and perform this Agreement and execute, deliver and perform the Loan Documents. The Loan Documents have been duly executed and delivered by Borrower and constitute a valid and binding agreement of Borrower.

          (c) Contravention. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby do not contravene or constitute a default under or violate (i) any provision of applicable law or regulation the violation of which would have a material adverse effect on Borrower or on the Loan Documents, (ii) the Articles of Incorporation or Bylaws of Borrower, or (iii) any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower or any of its assets or properties, the violation of which would have a material adverse effect on Borrower or result in the creation or imposition of any lien on any asset of Borrower or on the Loan Documents.

          (d) Litigation, Proceedings, Defaults. Other than the litigation as described in Borrower's Form 10-Q for the period ended June 30, 1999 as filed with the Securities and Exchange Commission on August 16,1999, there is no action, suit, investigation or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, Borrower or its assets before or by any court or arbitrator or any governmental body, agency, department, instrumentality or official which could have a material adverse effect on the Borrower's consolidated financial condition or results of operation. Borrower is not in violation of its Articles of Incorporation or Bylaws, and Borrower is not in violation of, or in default under any provision of any applicable law or regulation or of any agreement, judgment, injunction, order, decree or other instrument binding upon Borrower which violation or default (i) would affect the validity of this Agreement, the Note, or any other document or agreement executed or to be executed by Borrower pursuant hereto or in connection herewith, or (ii) would impair the ability of Borrower to perform in any material respect the obligations which it has under the Loan Documents, or any such other document or agreement.

          (e) Governmental Regulation. Borrower is not subject to any Federal or State law or regulation limiting its ability to execute or issue the Loan Documents.

          (f) Ownership of Property. Borrower has good record title in fee simple to, or valid and subsisting leasehold interests in, all of its real property, and good title to all other property, in each case which is necessary or useful in the conduct of its business.

          (g) Documentation; No Material Misstatements. All of the necessary documents related to the consummation of this transaction requested by Lender have been provided by Borrower to the Lender and are true, correct and complete in all material respects, and no written representation, warranty or statement made by the Borrower in or pursuant to this Agreement contains or will contain, when made, any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading to a prospective purchaser of securities from Borrower, who is seeking full information with respect to Borrower.

          (h) Third Party Consent. The Borrower has obtained all consents necessary to enter into this Agreement and to perform its obligations under the Loan Documents.

          (i) Additional Representations, Covenants, and Agreements

               Borrower further covenants and agrees:

               (i) To perform all obligations under the Loan Documents and other documents related to the Loan Documents and any instrument, document, or writing referenced herein, and to promptly pay when due, all other costs, charges, and expenses incurred in connection with the operations of Borrower.

               (ii) To  indemnify  and hold  harmless  from any and all actions, claims, demands, damages, costs, expenses, and other liabilities, including without limitation attorney's fees, that Lender may incur that in any way relate to or arise out of this Agreement or the Loan Documents, but not the gross negligence, willful misconduct, fraud or violation of law by Lender.

               (iii)That this Agreement or any right or obligation that Borrower has under this Agreement shall not be assigned or transferred by Borrower without the express written consent of Lender, and that Borrower and Borrower's successors and assigns shall be bound by this Agreement.

     7. Representations and Warranties of Lender. The Lender represents and warrants to Borrower as follows:

     The Lender has full legal right, power, and authority (including the due authorization by all necessary partnership action) to enter into this Agreement and to perform the Lender's obligations hereunder without the need for the consent of any other person; and this Agreement has been duly authorized, executed and delivered and constitutes a legal, valid and binding obligation of the Lender enforceable against the Lender in accordance with the terms hereof.

     8. Covenants of Borrower. Borrower covenants and agrees that so long as its obligation under the Note shall be outstanding:

          a. Principal and Interest. Borrower will pay or cause to be paid punctually the principal of and interest on the Note at the times and places and in the manner specified in the Note.

          b. Maintenance and Existence. Borrower shall, and shall cause each of its Subsidiaries to, at all times do or cause to be done all things necessary to maintain, preserve and renew its existence and its rights, patents and franchises.

          c. Compliance with Laws. Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respects with all applicable laws, rules, regulations, and orders of the United States of America and of all foreign countries and of any state or municipality, and of any instrumentality or agency of any thereof (including applicable statutes, regulations, orders and restrictions relating to equal employment opportunities and environmental standards or controls) in respect of the conduct of business and the ownership of property by Borrower.

          d. Taxes, Assessments and Other Charges. Borrower will pay punctually and discharge when due and payable: (i) all taxes, assessments and other governmental charges levied or imposed upon it or upon its income, profits, or properties and (ii) all claims (including, without limitation, claims for labor, materials, supplies, or services) which might, if unpaid, become a lien upon any property of Borrower, except those which the Borrower is disputing in good faith and which dispute is being prosecuted in good faith, so long as such process does not endanger the ability of Borrower to perform its obligations herein.

          e. Indebtedness. Borrower will pay punctually and discharge when due and payable any Indebtedness heretofore or hereafter incurred or assumed by it and discharge, perform and observe the covenants, provisions and conditions to be discharged, performed and observed on the part of Borrower in connection therewith, or in connection with any agreement or other instrument relating thereto, except to the extent waived by the holder of such Indebtedness.

          f. Books. Borrower will keep at all times proper books of record and account in which full, true and correct entries will be made of its transactions in accordance with applicable generally accepted accounting principles.

          g. Statements, Reports and Certificates to be Delivered by the Borrower. From the date hereof and so long as the Lender shall hold the Note, Borrower will deliver to Lender at the address shown in the register maintained by Borrower the following:

               (i) Quarterly Financial Statements. As soon as reasonably possible, and in any event within 45 days after the close of each of the first three fiscal quarters of Borrower in each fiscal year, (1) the unaudited balance sheet of the Borrower as of the end of such period, setting forth in comparative form the corresponding figures for the end of the preceding fiscal year, and (2) the unaudited statements of income and retained earnings and cash flows of the Borrower for each quarter and for the portion of the fiscal year ended with such quarter and setting forth in comparative form the corresponding figures for the corresponding periods of the preceding fiscal year, all in reasonable detail and certified by a principal financial officer of Borrower subject to year-end audit adjustments.

               (ii) Other Reports and  Statements.  Promptly upon the mailing to its equity holders of each annual report or other report or communication, a copy of each such report or communication; and promptly upon any filing by Borrower with the Securities and Exchange Commission, or any governmental agency or agencies substituted therefor, or with any national securities exchange, of any annual or periodic or special report or registration statement, a copy of the nonconfidential portions of such report or statement.

               (iii)Certificate  of Default.  Deliver to the  Lender,  forthwith upon becoming aware of any default or defaults in the performance of any covenant, agreement or condition contained in the Loan Documents (including notice of any event which with the giving of notice, lapse of time or both would become an Event of Default as defined in the Note), an Officer's Certificate specifying such default or Event of Default.

               (iv) Additional  Information.  Such other data and information as from time to time may be reasonably and timely requested by the Lender.

          h. Other Documents. Borrower will comply will all other covenants, representations, warranties, terms and obligations of the Loan Documents and all other documents executed pursuant to the terms hereof or to the other Loan Documents.

          i. Until the Indebtedness of Borrower to the Senior Lenders is paid in full, twenty-five percent (25%) of all collections, payments, receipts, disbursements or proceeds of any kind or nature ("Receipts") from Non Borrowing Base Assets shall be applied to repayment of the Note. Borrower shall provide a certificate on the fifth day of each month setting forth the Receipts and the methodology employed in calculating such Receipts for the prior month in a form acceptable to the Lender. However, the obligation of Borrower to repay the Note is an absolute, general obligation of the Borrower, not limited to the Receipts.

          j. Limitation On Dividends. The Borrower shall not, and shall not permit any of its Subsidiaries, directly or indirectly, until the
               Note is repaid in full, to declare or pay any dividend on, or make any distribution on or in respect of, or purchase, redeem of otherwise acquire or retire for value any of the Borrower's Capital Stock.

          k. Limitations On Liens. The Borrower shall not, and shall not permit any of its Subsidiaries, directly or indirectly, to create, incur, assume or suffer to exist any Lien on any of their respective assets now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except as required or permitted in the Senior Loan Agreement.

          l. Line Of Business.Neither the Borrower nor its Subsidiaries shall substantially change the nature of the business in which each is presently engaged as disclosed in the Borrower's annual report on Form 10-KSB for the fiscal year ended December 31, 1998, nor except as specifically permitted hereby or in the Senior Loan Agreement, purchase or invest, directly or indirectly, in any assets or property other than in the ordinary course of business for assets or properties which were useful in, necessary for and are to be used in its business as presently conducted. Neither the Borrower nor its Subsidiaries shall permit any future Subsidiary or Affiliate to engage in any business other than the marketing and development of the business of the Borrower and its Subsidiaries outside the State of Virginia or the marketing and development of the business or programs offered by banks and other financial institutions. Notwithstanding the above, the Borrower and its Subsidiaries shall be permitted to expand its business into that of commercial finance in the continental United States.

          m. Limitations On Sale And Leaseback Transactions. The Borrower shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, enter into any sale and leaseback transaction, provided that the Borrower or any Subsidiaries may enter into a sale and leaseback transaction if the net proceeds of such sale and leaseback transaction are at least equal to the fair market value of such property (such determination of fair market value in the case of a sale and leaseback transaction, being evidenced by a resolution of the Board of Directors of the Borrower set forth in an Officers' Certificate delivered to the Lender).

          n. Limitation On Dividends And Other Payment Restrictions Affecting Subsidiaries. Except as set forth herein, the Borrower shall not permit any Subsidiary thereof to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any such Subsidiary to (a) pay dividends or make any other distributions to Borrower or any Subsidiary thereof on its Capital Stock, (b) pay any Indebtedness owed to the Borrower or any Subsidiary thereof, (c) make loans or advances to the Borrower or any Subsidiary thereof, or (d) transfer any of its properties or assets to the Borrower or any Subsidiary thereof.

          o. Fundamental Modification. The Borrower shall not, and shall not permit any of its Subsidiaries to, make any modification in its, or their, as the case may be, articles of incorporation, by-laws or any other such documents or agreements which would have a material adverse effect on the ability of the Borrower to perform its obligations under the terms of the Loan Documents.

          p. Maintenance Of Properties, Etc. The Borrower shall, and shall cause each of its Subsidiaries to, maintain its material properties and assets in working order and condition and make all necessary repairs, renewals, replacements, additions, betterments and improvements thereto, all as may be necessary so that the business carried on in connection therewith may be conducted in the usual and customary manner.

          q. Insurance. The Borrower shall, and shall cause each of its Subsidiaries to, maintain with insurers that are financially sound and reputable such insurance as may be required by law and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated with like properties.

               The Borrower shall, and shall cause each of its Subsidiaries to, pay prior to delinquency all taxes, assessments and governmental levies except as contested in good faith and by appropriate proceedings.

          r. Comply With Material Agreements. The Borrower shall, and shall cause each of its Subsidiaries to, comply in all material respect with all material agreements, indentures, mortgages or documents binding on it or affecting its properties or business.

     9. Events of Default. The Events of Default provision of the Note are incorporated herein by reference and made a part hereof for all purposes.

     10. Waiver of Claims. Borrower warrants and represents to Lender that as of the date hereof the Note is subject to no credits, charges, claims, or rights of offset or deduction of any kind or character whatsoever; and the Borrower releases and discharges Lender from any and all claims and causes of action, whether known or unknown and whether now existing or hereafter arising, including, without limitation, any usury claims, that have at any time been owned, or that are hereafter owned by Borrower and that arise out of or are related to the execution, delivery and performance of the Loan Documents.

     11. Special Notices to Borrower and All Other Obligors. THIS LOAN IS PAYABLE IN FULL NO LATER THAN MARCH 31, 2000. AT MATURITY, YOU MUST PAY THE ENTIRE UNPAID PRINCIPAL BALANCE OF THE LOAN AND ACCRUED UNPAID INTEREST THEN DUE. THE LENDER IS UNDER NO OBLIGATION TO REFINANCE THE LOAN AT THAT TIME. YOU WILL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS YOU MAY OWN, OR YOU WILL HAVE TO FIND A LENDER WILLING TO LEND THE MONEY AT PREVAILING MARKET RATES, WHICH MAY BE CONSIDERABLY HIGHER THAN THE INTEREST RATE ON THIS LOAN. IF YOU REFINANCE THIS LOAN AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF YOU OBTAIN REFINANCING FROM THE SAME LENDER.

     12. Costs and Expenses. Borrower agrees to pay, within three (3) business days of execution of this Agreement, all costs and expenses incurred by Lender in connection with the execution and consummation of this Agreement, including, without limitation, the reasonable fees and expenses of Lender's counsel Bergman, Stein & Bird, L.L.P. on behalf of the Lender(s).

     13. Governing Law. The terms and provisions hereof shall be governed by and construed in accordance with the Applicable Law.

     14. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and each of the parties hereto hereby represent, warrant, and covenant to the other that the persons executing this Agreement on behalf of each such party have full authority, power, and authorization to execute such document and to bind its principal.

     15. Entire Agreement. This Agreement supersedes all prior oral and written agreements and understandings of the parties hereto with respect to the subject matter hereof.

     16. Headings. The headings of the sections and subsections hereof are inserted as a matter of convenience and for reference only and in no way define, limit or describe the scope of this Agreement or the meaning of any provision hereof.

     17. Waivers. The failure of any party to act to enforce rights under any of the Loan Documents shall not be deemed a waiver and shall not preclude enforcement of any rights in the Loan Documents. No waiver of any term or provision of any of the Loan Documents on the part of a party shall be effective for any purpose whatsoever unless such waiver is in writing and signed by such party.

     18. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid and enforceable.

     19. Notices. Any request, demand, authorization, direction, notice, consent, waiver, instruction, document or other communication provided or permitted by this Agreement to be made upon, given or furnished to, or filed shall be sufficient for every purpose hereunder if in writing and mailed, registered or certified mail, postage prepaid or delivered by facsimile or telecopier (if confirmed), as follows:

          If to Borrower, to:

          Allstate Financial Corporation
          2700 South Quincy Street, Suite 540
          Arlington, Virginia 22206
          Attn: President


          With copies to:

          Elias, Matz, Tiernan & Herrick, L. L. P.
          734 15th Street, N.W., 12th Floor
          Washington, D.C. 20005
          Attn:  Gerald F. Heupel, Jr., Esq.


          If to Lender, to:

          Value Partners, Ltd.
          4514 Cole Avenue
          Suite 808
          Dallas, Texas 75205
          Attn: Timothy G. Ewing

          With copies to:

          Bergman, Stein & Bird L.L.P.
          4514 Travis Street
          Travis Walk, Suite 300
          Dallas, Texas 75205
          Attn: Jack R. Bird, Esquire

     20. Attorneys' Fees. In the event attorneys' fees or other costs are incurred to secure performance of any of the obligations herein provided for, or to establish damages for the breach thereof, or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

     21. Further Assurances. Each party hereto agrees to execute any and all documents, and to perform such other acts, whether before or after closing, that may be reasonably necessary or expedient to further the purposes of this Agreement or to further assure the benefits intended to be conferred hereby.

     22. NOTICE OF INVALIDITY OF ORAL AGREEMENTS. THIS WRITTEN AGREEMENT, THE LOAN DOCUMENTS, AND ALL EXHIBITS HERETO REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     23. Usury. All agreements between Borrower and Lender, whether now existing or hereafter arising and whether written or oral, are hereby limited so that in no contingency, whether by reason of demand or acceleration of the Final Maturity Date, as that term is defined in the Note, or otherwise, shall the interest contracted for, charged, received, paid or agreed to be paid to Lender exceed the maximum amount permissible under the Applicable Law. If, from any circumstance whatsoever, interest would otherwise be payable to Lender in excess of the maximum amount permissible under the Applicable Law, the interest payable to Lender shall be reduced to the maximum amount permissible under the Applicable Law, and if from any circumstance Lender shall ever receive anything of value deemed interest by the Applicable Law in excess of the maximum amount permissible under the Applicable Law, an amount equal to the excessive interest shall be applied to the reduction of the principal hereof and not to the payment of interest, or if such excessive amount of interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Borrower. All interest paid or agreed to be paid to Lender shall, to the extent permitted by the Applicable Law, be amortized, prorated, allocated and spread throughout the full period (including any renewal or extension) until payment in full of the principal so that the interest hereon for such full period shall not exceed the maximum amount permissible under the Applicable Law. Lender expressly disavows any intent to contract for, charge or receive interest in an amount which exceeds the maximum amount permissible under the Applicable Law. This paragraph as well as similar paragraphs as set forth in the Note shall control all agreements between Borrower and Lender.

     24. Counterparts. This Agreement may be executed in separate or multiple counterparts by the parties, and all of such counterparts shall be considered as one and the same instrument notwithstanding the fact that various counterparts are signed by only one or more of the parties, and all of such Agreements shall be deemed but one and the same Agreement.

     EXECUTED as of the date first above written.

                              LENDER:

                              VALUE PARTNERS, LTD.

                              By:/S/ Timothy G. Ewing
                                 -------------------------------------------
                                     Timothy G. Ewing
                                     Managing Partner of Ewing & Partners
                                     general partner of Value Partners, Ltd.
                              Its:   General Partner



                              BORROWER:

                              ALLSTATE FINANCIAL CORPORATION

                              By:/S/ Charles Johnson
                                 -------------------------------------------
                              Its:   Chief Executive Officer